Exhibit 99.1

FOR IMMEDIATE RELEASE

TAKUNG REPORTS TRADING TRANSACTIONS OF $1.1 BILLION FOR OCTOBER DESPITE SHORTENED TRADING MONTH

Company Increases Number of Artworks to 163 with 6 New Listings

Hong Kong, November 7, 2016 -- Takung Art Co., Ltd. (OTCQB:TKAT), an online platform for acquiring shared ownership units in Asian and other fine art, jewelry and precious gems, today said it processed transactions totaling US$1.10 billion in the 14-day trading month of October 2016, a 278 percent increase on total transactions of US$291.05 million recorded in the 16-day trading month of October 2015.

October was a shortened trading period for Takung due to its operations being closed during the first ten days of the month in observance of China’s National Day Golden Week and Double Ninth Festival.

Total transaction value on Takung’s platform for the first 10 months of 2016 reached US$6.01 billion, a 283 percent increase on the US$1.57 billion transacted in the comparable year-ago period.

The platform’s average daily trading volume in October of 106.2 million units represents a 385 percent increase on the average of 21.9 million units traded daily in October 2015 and follows a record average daily volume of 108.5 million units recorded in September 2016.

Takung added six new listings in October, bringing the total number of artworks trading on its platform to 163.

"Despite the shortened month," said Takung CEO Di Xiao, “our trading platform generated impressive dollar and unit volume, and we added close to 10,000 new traders for the second straight month. With the rising strength and size of China’s middle class, which is the company’s primary target audience, we believe this trend of greater participation in our shared-art model is ripe for continued growth.”

Since December 2013, Takung has provided a way for art collectors and investors to buy and sell ownership units in valuable paintings, calligraphies, jewelry and precious gems. Takung’s unique approach is to divide selected artwork into equal ownership units based on its appraised value. Traders can then buy and sell these units online via a client app available for download from the company’s commercial website. While most of the traders on the platform are currently located in mainland China, Takung announced earlier this year an expansion of operations to increase its trader base with residents of Russia, Mongolia, Australia and New Zealand.

Takung generates revenue primarily from listing fees ranging from 22.5 to 48.5 percent of the artwork’s offering price, as well as recurring revenue from trading commissions and management fees.

There are two types of listings on the Takung site - an individual artwork or a portfolio of several pieces. Most of the listed artworks trade actively and have shown significant appreciation following their initial sale and introduction on the site. Each listing - with its initial offering price and current price and value - can be found on Takung’s corporate website at http://www.takungart.com/portfolio/listed-artwork.

ABOUT TAKUNG ART CO., LTD: www.takungart.com

Based in Hong Kong, Takung Art Co., Ltd. is an online trading platform for acquiring shared ownership in Asian and other fine art, jewelry and precious gems. This proprietary platform allows collectors and investors - including those with modest financial resources -- to buy and sell units of these assets and participate in the booming Asian art market. The company's shared-ownership business model significantly expands the number of interactions between sellers and buyers of fine art far beyond those generated by art galleries and auction houses alone.

Takung operates its online trading platform via three wholly-owned subsidiaries, Hong Kong Takung Assets and Equity of Artworks Exchange Co. Ltd., Takung (Shanghai) Co., Ltd., and Takung Cultural Development (Tianjin) Co., Ltd.

FORWARD-LOOKING STATEMENTS

This press release may contain projections or other forward-looking statements regarding future events or our future financial performance. All statements other than present and historical facts and conditions contained in this release, including any statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These statements are only predictions and reflect our current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and subject to change at any time. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Contacts:

Takung Art Co., Ltd.

Leslie Chow

+852 31580977

leslie.chow@takungae.com

Asia IR-PR - Investor Relations

Jimmy Caplan

512-329-9505

jimmy@asia-irpr.com

Asia IR-PR - Media Relations

Rick Eisenberg

212-496-6828

rick@asia-irpr.com

SOURCE: Takung Art Co., Ltd.